Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Amendment No. 1 to the Current Report on Form 8-K (“Form 8-K/A”) to which this pro forma financial information is being filed as an exhibit. Unless the context otherwise requires, the “Company” refers to the Landcadia Holdings, Inc. and its subsidiaries (“LCA”) prior to the closing of the transaction with Waitr Incorporated (the “business combination”), and to Waitr Holdings, Inc. after the business combination.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2018 assumes that the business combination, the acquisition of BiteSquad.com, LLC (“Bite Squad”), and Debt Financings occurred on September 30, 2018. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2018 and year ended December 31, 2017 present pro forma effect to the business combination, the acquisition of Bite Squad, and Debt Financings as if they had been completed on January 1, 2017.

The pro forma financial statements are prepared in conformity with the Securities Exchange Commission (“SEC”), Regulation S-X: Article 3, Rule 3-05, Financial Statements of Businesses Acquired or to be Acquired (“Rule 3.05”) and Article 11, Pro forma Financial Information (“Article 11”). Certain information and disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures provided herein are adequate to make the information presented not misleading. The pro forma combined financial statements do not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the business combination, the Debt Financing, and acquisition of Bite Squad occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of the Company was derived from the unaudited and audited financial statements of Landcadia Holdings, Inc. as of and for the nine months ended September 30, 2018 and for the year ended December 31, 2017. The historical financial information of Waitr Incorporated (“Waitr”) was derived from the unaudited and audited consolidated financial statements of Waitr as of and for the nine months ended September 30, 2018 and for the year ended December 31, 2017. The historical financial information of Bite Squad was derived from the unaudited and audited consolidated financial statements of Bite Squad as of and for the nine months ended September 30, 2018 and for the year ended December 31, 2017, attached as an exhibit to this Form 8-K/A. This information should be read together with the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2018, as well as Waitr’s unaudited and audited consolidated financial statements included in the Definitive Proxy Statement and “Bite Squad Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which is included elsewhere in the 8-K/A, along with other financial information included elsewhere in this Form 8-K/A.

The business combination between the Company and Waitr was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, the Company has been treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination was treated as the equivalent of Waitr issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination are those of Waitr.

Waitr was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	The post-combination company’s board of directors consists of seven directors. Waitr has control of the Chairmanship and appointed four of the seven Board members;

•	Waitr holds C-suite management roles for the post-combination company.

•	From a revenue and business operation standpoint, Waitr is the larger entity in terms of relative size;

•	Waitr’s current Lake Charles, LA headquarters are the headquarters of the post-combination company

•	The post-combination company will assume Waitr’s name

•	The shares of common stock and warrants began trading on Nasdaq under the symbols “WTRH” and “WTRHW,” respectively

•	The intended strategy of the post-combination entity will continue Waitr’s current strategy of partnering with local independent restaurants and regional and national chains in underserved markets

•

Other factors were considered, including the fact that the Landcadia stockholder group has the greatest voting interest. However, Waitr holding the C-suite management roles for the post-combination company, in addition to its ability to appoint 4 of the 7 Board members significantly decreases the ability of the Landcadia stockholders to control on voting interest alone. Additionally, the Landcadia stockholder group holds only a slight majority with 57.8% of the voting interest.

Following the business combination, the Company entered into a merger agreement for the acquisition of Bite Squad. The acquisition of Bite Squad will be treated as a business combination under ASC 805 and will be accounted for using the acquisition method. The Company will record the fair value of assets acquired and liabilities assumed from Bite Squad. Any consideration paid in excess of fair value of assets acquired and liabilities assumed will be attributed to goodwill.

Description of the business combination and the acquisition of Bite Squad

The aggregate consideration for the business combination was approximately $300.0 million, payable in the form of cash and shares of the Company’s common stock valued at $10.00 per share. The cash portion of the consideration was an aggregate amount equal to the sum of (i) $46,679,403 plus (ii) the Additional Cash Amount of $25,000,000. The remainder of consideration amount, less the Cash Consideration, was paid in the form of shares of the Company’s common stock valued at $10.00 per share. In addition, 559,507 options to purchase Waitr shares that are unvested, outstanding and unexercised as of immediately prior to the Effective Time, were assumed by the Company. The following represents the aggregate consideration:

(in thousands, except share amounts)	Nine Months ended September 30, 2018
Shares transferred at Closing	22,832
Value per share (1)	$10.00

Total Share Consideration	$228,320
Plus: Cash Transferred to Waitr Stockholders	71,680

Total Cash and Share Consideration - at Closing	$300,000

(1)

Value represents the Reference Price per the Merger Agreement. The closing share price on the date of the consummation of the transaction was $11.31. As the business combination was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

The consideration for the acquisition of Bite Squad consisted of (i) an aggregate of $192.9 million payable in cash, subject to adjustments, and (ii) an aggregate of 10,591,968 shares of the Company’s common stock, par value $0.0001 per share. The following represents the aggregate consideration:

(in thousands, except share amounts)	Nine Months ended September 30, 2018
Shares transferred at Closing	10,592
Value per share (1)	$10.00

Total Share Consideration	$105,920
Plus: Cash Transferred to Bite Squad Stockholders	192,949

Total Cash and Share Consideration - at Closing	$298,869

(1)

Value represents the Reference Price per the Merger Agreement. The closing share price on the date of the consummation of the transaction was $11.95. As the acquisition of Bite Squad was accounted for as a business combination, total consideration reflected in the unaudited pro forma condensed combined balance sheet was calculated using the share price on the date of closing of the acquisition of Bite Squad.

The following summarizes the pro forma common stock shares outstanding:

	Shares	%
LCA Merger Consideration shares (1)	22,831,697
Total Waitr shares	22,831,697	35%

Shares issued to Founders in connection with financing	1,675,000
Common shares held by current LCA shareholders	23,278,841

Total LCA shares	24,953,841	39%

Founder shares	6,250,000	10%

Bite Squad Merger Consideration shares (1)	10,591,968	16%

Pro Forma Common Stock at September 30, 2018	64,627,506	100%

(1)	Refer to the Consideration Shares table herein.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2018 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 are based on the historical financial statements of the Company, Waitr, and Bite Squad. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

	As of September 30, 2018									As of September 30, 2018
	Waitr (Historical)	Landcadia (Historical)	Bitesquad (Historical) (O)	Pro Forma Adjustments		Debt Financing Adjustments		Bitesquad Transaction Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$2,842	$1,332	$14,563	$236,323	(A)	122,905	(K)	(192,949)	(L)	$61,019
				(68,405)	(B)			(10,668)	(R)
				(8,750)	(D)			(9,497)	(S)
				(15,582)	(E)
				(3,321)	(G)
				(3,274)	(H)
				(4,500)	(J)
Accounts receivable, net	3,508	—	5,193	—						8,701
Capitalized contract costs, current	1,591	—	—	—						1,591
Services receivable	623	—	—	—						623
Other current assets	2,631	19	1,665	—						4,315

Total current assets	11,195	1,351	21,421	132,491		122,905		(213,114)		76,249

Cash and cash equivalents held in trust	—	236,881	—	(236,881)	(A)					—
Property and equipment, net	2,957	—	915	—				(915)	(T)	2,957
Capitalized contract costs, current	720	—	—	—						720
Goodwill	1,408	—	37,144	—				177,209	(M)	215,761
Intangible assets, net	285	—	—	—				107,000	(N)	107,285
Other noncurrent assets	144	—	1,803	—				(1,416)	(T)	531

Total assets	$16,709	$238,232	$61,283	$(104,390)		$122,905		$68,764		$403,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,733	$560	$674	$(560)	(A)					$1,784
				(623)	(E)
Gratuities payable	841	—	—							841
Deferred revenue, current	2,947	—	—							2,947
Income tax payable	13	477	—							490
Accrued payroll	2,092	—	2,130							4,222
Accrued interest	652	—	—	(652)	(G)					—
Accrued professional fees	3,331	—	—	(3,331)	(E)					—
Short-term loan	1,310	—	—	—						1,310
Other current liabilities	1,920	—	17,790					(7,369)	(R)	12,316
								(25)	(T)
Convertible loan payable to affiliate		1,500				(1,500)	(K)			—

Total current liabilities	14,839	2,537	20,594	(5,166)		(1,500)		(7,394)		23,910

Long-term liabilities
Line of Credit	3,600			(3,600)	(J)					—
Term loan						64,488	(K)			64,488
Convertible notes, net	8,589	—	—	(8,589)	(G)	58,200	(K)			58,200
Bifurcated embedded derivative on convertible notes	1	—	—	(1)	(G)					—
Accrued workers’ compensation liability	1,405	—	—							1,405
Deferred revenue, noncurrent	1,300	—	—							1,300
Other noncurrent liabilities	573	8,750	3,813	(8,750)	(D)			(2,662)	(R)	481
				(499)	(J)			(744)	(T)

Total liabilities	30,307	11,287	24,407	(26,605)		121,188		(10,800)		149,784

Common stock subject to possible conversion (21,913,368 shares at conversion value as of June, 2018)	—	221,945	—	(221,945)	(C)					—
Stockholders’ equity(deficit)
Class A common stock, $0.0001 par value	—	—	—	2	(C)			1	(L)	6
				2	(B)
				1	(I)
Class F common stock, $0.0001 par value	—	1	—	(1)	(I)					—
Convertible Voting Preferred Stock: Seed I, Par Value of $0.00001	—	—	—	—						—
Convertible Voting Preferred Stock: Seed II, Par Value of $0.00001	—	—	—	—						—
Convertible Voting Preferred Stock: Seed AA, Par Value of $0.00001	—	—	—	—						—
Common Stock, Par Value of $0.00001	—	—	—	—						—
Additional paid-in capital	40,363	3,240	36,876	221,942	(C)	1,717	(K)	(36,876)	(Q)	322,096
				(68,405)	(B)			126,574	(L)
				(2)	(B)			(5,350)	(S)
				1,759	(F)
				5,922	(G)
				(3,274)	(H)
				(8,324)	(E)
				5,934	(P)
Accumulated deficit	(53,961)	1,759	—	(1,759)	(F)			(638)	(R)	(68,383)
				(3,303)	(E)			(4,147)	(S)
				(400)	(J)
				(5,934)	(P)

Total stockholders’ equity (deficit)	(13,598)	5,000	36,876	144,160		1,717		79,564		253,719

Total liabilities and stockholders’ equity(deficit)	$16,709	$238,232	$61,283	$ (104,390)		$122,905		$68,764		$403,503

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

	Nine Months Ended September 30, 2018											Nine Months Ended September 30, 2018
	Waitr (Historical)	Landcadia (Historical)	Bitesquad (Historical)	Pro Forma Adjustment		Debt Financing Adjustments			Bitesquad Transaction Adjustments			Pro Forma Combined
Revenue	$48,000	$—	$58,575	$—								$106,575
Operating expenses:
Operations and support	30,348	—	39,507	35	(II)							69,890
Sales and marketing	8,989	—	10,951	13	(II)							19,953
Research and development	1,988	—	2,072	28	(II)							4,088
General and administrative	22,426	1,312	8,635	660	(FF)							27,566
				(5,473)	(GG)
				6	(II)
Depreciation and amortization	902	—	33	—					13,631	(HH	)	14,566
Related party expenses	76	—	316	—								392
Loss on disposal of assets	8	—	—	—								8

Total operating expenses	64,737	1,312	61,514	(4,731)		—			13,631			136,463

(Loss) from operations	(16,737)	(1,312)	(2,939)	4,731		—			(13,631)			(29,888)

Other expenses and losses, net
Interest expense (income), net	901	(2,690)	143	2,690	(AA)	4,821	(EE	)				5,118
				(747)	(BB)
Gain on derivative	(336)	—	—	336	(CC)							—
Other expenses	1	—	(765)	—								(764)

Net (loss) before income taxes	(17,303)	1,378	(2,317)	2,452		(4,821)			(13,631)			(34,242)
Income tax expense	38	472	48	—	(DD)	—	(EE	)				86
				(472)	(AA)

Net (Loss) income	$(17,341)	$906	$(2,365)	$2,924		$(4,821)			$(13,631)			$(34,328)

Earnings per Share
Net (Loss) per shares of common stock – basic and diluted	$(1.55)	$(0.15)	$—									$(0.53)
Weighted average shares of common stock outstanding – basic and diluted	11,219,053	7,627,086	—									64,627,506

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

	Twelve Months Ended December 31, 2017												Twelve Months Ended December 31, 2017
	Waitr (Historical)	Landcadia (Historical)	Bitesquad (Historical)	Pro Forma Adjustments			Debt Financing Adjustments			Bitesquad Transaction Adjustments			Pro Forma Combined
Revenues	$22,911	$—	$41,320										$64,231
Operating expenses
Operations and support	17,668	—	29,838	64	(II	)							47,570
Sales and marketing	5,617	—	10,769	26	(II	)							16,412
Research and development	1,586	—	4,033	44	(II	)							5,663
General and administrative	12,601	480	9,496	1,095	(FF	)							23,981
				300	(FF	)
				9	(II	)
Depreciation and amortization	723	—	31	—						18,175	(HH	)	18,929
Related party expenses	182	—	451	—									633
Impairment of intangible assets	584	—	—										584
Loss on disposal of assets	33	—	—	—									33

Total operating expenses	38,994	480	54,618	1,538			—			18,175			113,805

Operating (loss)	(16,083)	(480)	(13,298)	(1,538)			—			(18,175)			(49,574)

Other expenses and losses, net:
Interest expense (income), net	281	(1,798)	(15)	1,798	(AA	)	6,372	(EE	)				6,355
				(283)	(BB	)
(Gain) Loss on derivative	52	—	—	(52)	(CC	)							—
(Gain) Loss on debt extinguishment	10,537	—	—	—									10,537
Other expenses	(52)	—	(4)	—									(56)

Net (Loss) before income taxes	(26,901)	1,318	(13,279)	(3,001)			(6,372)			(18,175)			(66,410)

Income tax expense	6	448	7	—	(DD	)	—	(EE	)				13
				(448)	(AA	)

Net (Loss) income	$(26,907)	$870	$(13,286)	$(2,553)			$(6,372)			$(18,175)			$(66,423)

Earnings per Share
Net (Loss) per shares of common stock – basic and diluted	$(2.42)	$(0.05)	$—										$(1.03)
Weighted average shares of common stock outstanding – basic and diluted	11,141,548	7,553,650	—										64,627,506

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The business combination between Landcadia Holdings, Inc. and Waitr was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company has been treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination was treated as the equivalent of Waitr issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination are those of Waitr.

The acquisition of Bite Squad was considered a business combination in accordance with ASC 805, and will be accounted for using the acquisition method. Under the acquisition method, the acquisition-date fair value of the gross consideration transferred to effect the Bite Squad acquisition is allocated to the assets acquired and liabilities assumed based on their estimated fair values.

The following are preliminary estimated fair values of the Bite Squad merger consideration, assets acquired and liabilities assumed (in thousands):

Shares transferred at closing	10,592
Value per share	$11.95
Total share consideration	126,574

Plus: Cash transferred to Bite Squad stockholders	192,949

Total merger consideration	$319,523

Cash and cash equivalents	14,563
Settlement due from credit card processors	3,320
Accounts receivable	1,873
Inventory	733
Prepaid expenses & other	932
Intangible assets	107,000
Loans receivable	212
Other noncurrent assets	175
Restaurant food liability	(6,617)
Accounts payable	(674)
Accrued payroll	(2,130)
Accrued taxes	(1,052)
Other accruals	(2,727)
Convertible notes, net(1)	(5,877)
Current portion of notes payable(1)	(1,492)
Notes payable(1)	(2,662)
Contingent consideration(1)	(407)

Total assets acquired and liabilities assumed	$105,170

Goodwill	$214,353

(1)	Upon consummation of the merger, Bite Squad’s indebtedness was repaid. See adjustment (R) below.

The Company has made preliminary purchase price allocations based on currently available information. The final determination of fair value of assets acquired and liabilities assumed is expected to be completed as soon as practicable.

The unaudited pro forma condensed combined balance sheet as of September 30, 2018 assumes that the business combination, the acquisition of Bite Squad, and Debt Financing occurred on September 30, 2018. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 present pro forma effect to the business combination, the acquisition of Bite Squad, and Debt Financings as if they had been completed on January 1, 2017.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments and the preliminary allocation of gross consideration transferred. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the business combination or acquisition of Bite Squad.

The pro forma adjustments reflecting the consummation of the business combination, the acquisition of Bite Squad, and Debt Financing are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination, the Debt Financing, and acquisition of Bite Squad based on information available to management at the time, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination, the Debt Financing, and acquisition of Bite Squad taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Landcadia Holdings, Waitr, and Bite Squad.

2.	Accounting Policies

Upon consummation of the business combination and the acquisition of Bite Squad, management will perform a comprehensive review of the three entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the three entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the business combination, the Debt Financing, and the acquisition of Bite Squad and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the business combination, the Debt Financing, and the acquisition of Bite Squad, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. Waitr, Bite Squad and the Company have not had any historical relationship prior to the business combination and the acquisition of Bite Squad. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Waitr’s shares outstanding, assuming the business combination and acquisition of Bite Squad occurred on January 1, 2017.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2018 are as follows:

(A)

Reflects the reclassification of $236.9 million of cash and cash equivalents held in the Landcadia Holdings trust account that becomes available to fund the business combination after settlement of $560.0 thousand of accounts payable.

(B)	Reflects consideration of $68.4 million of cash and 22,831,697 shares of common stock of Landcadia Holdings valued at $10.0 per share, par value $0.0001 per share.

(C)	Reflects the reclassification of $221.9 million of common stock subject to possible redemption to permanent equity.

(D)	Reflects the settlement of $8.8 million of deferred underwriters’ fees incurred during the Landcadia IPO, due upon completion of the business combination.

(E)

Reflects adjustments of $15.6 million to cash for transaction costs expected to be incurred in relation to the business combination. A portion of the transaction costs were considered to be equity issuance related costs, and have been reflected as an adjustment to APIC. The remaining portion of the costs are reflected as an adjustment to accumulated deficit, or accrued liabilities if previously accrued as of September 30, 2018.

(F)	Reflects the reclassification of Landcadia Holdings’ historical accumulated deficit.

(G)

Reflects the conversion and settlement of $8.6 million of Waitr convertible notes payable. The holders of the Waitr convertible notes had the option to settle the outstanding note balance and accrued interest amount in cash, in lieu of receiving Waitr equity. Approximately $3.3 million of the outstanding note payable balance was settled in cash. The remaining amount of notes payable were converted into Class A common stock.

(H)	Reflects the cash amount paid to Waitr Stockholders that were deemed to be non-accredited by the Company, in lieu of Class A common stock.

(I)	Reflects the conversion of Class F common stock to Class A common stock.

(J)	Reflects the settlement of the outstanding line of credit, along with related accrued origination fee as of September 30, 2018.

(K)

Reflects adjustments related to the Debt Facility and the Notes, including the requisite payment of the Company’s outstanding loan to FEI Sponsor. Lenders under the Debt Facility are entitled to receive their pro rata share of warrants to purchase that number of shares of the Company’s common stock such that they would receive $5.0 million of common equity. The total value assigned to the warrants was approximately $1.5 million using the Black-Scholes Model. The Notes are convertible at any time at the holder’s election, in whole or in part into common equity of the Company at a rate of $13.00 per share, subject to a conversion cap. If all of the Notes were converted, and additional 4.6 million shares would be issued to holders of the Notes.

(L)	Reflects consideration of $192.9 million of cash and 10,591,968 shares of common stock of the Company valued at $11.95 per share, par value $0.0001 per share.

(M)	Represents the estimated adjustment to goodwill as a result of the acquisition of Bite Squad (in thousands).

Preliminary purchase price	$319,523
Less: fair value of net assets acquired	105,170
Total estimated goodwill	214,353
Less: Bite Squad historical goodwill	37,144
Pro forma adjustment	$177,209

(N)	Reflects the adjustment to intangible assets to reflect the preliminary fair market value (in thousands):

Customer Relationships	$76,000
Trade name	3,500
Developed technology	27,500

Total (pro forma adjustment)	$107,000

(O)	Reflects reclassification of certain amounts in Bite Squad’s historical balance sheet to conform to the Company’s historical presentation. Adjustments were as follows:

Original caption	Amount	New Caption
Settlements due from credit card processors	$3,320	Accounts receivable
Inventory	733	Other current assets
Loans receivable, net	212	Other noncurrent assets
Restaurant food liability	6,617	Other current liabilities
Accrued sales taxes	1,052	Other current liabilities
Convertible notes, net	5,877	Other current liabilities
Current portion of notes payable	1,492	Other current liabilities
Notes payable	2,662	Other noncurrent liabilities
Contingent consideration	407	Other noncurrent liabilities
Total members’ equity	36,876	Additional paid in capital

(P)

Reflects adjustment of $5.9 million for stock-based compensation expense related to the acceleration of vesting for certain Waitr stock options. As the impact of the acceleration of vesting is non-recurring in nature, the adjustment was reflected within accumulated deficit.

(Q)	Reflects the elimination of Bite Squad’s historical members’ equity of $36.9 million.

(R)	Reflects settlement of Bite Squad’s historical debt that was repaid as part of the transaction.

(S)

Reflects adjustments of $9.5 million to cash for transaction costs expected to be incurred in relation to the acquisition of Bite Squad. A portion of the transaction costs were considered to be equity issuance costs, and have been reflected as an adjustment to APIC. The remaining portion of the costs are reflected as an adjustment to accumulated deficit.

(T)

Reflects the removal of certain historical assets that were not acquired and liabilities that were not assumed as a result of the elimination of Bite Squad’s variable interest due to cancellation of an agreement upon closing of the acquisition of Bite Squad. Also reflects the elimination of a loan receivable that was settled in lieu of a cash payment as a result of the closing of the acquisition of Bite Squad.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2018 and year ended December 31, 2017 are as follows:

(AA)	Elimination of interest income on the trust account and related tax impact.

(BB)	Elimination of interest expense on the Convertible Notes.

(CC)	Elimination of the gain/loss on the derivative related to the Convertible Notes.

(DD)

Reflects the net impact on income taxes resulting from an income tax benefit attributable to application of the statutory tax rate of 25.5% to the adjustment related to reduction of interest expense incurred on Waitr’s convertible notes, offset by the impact on the pro forma valuation allowance. The tax impacts of the business combination were estimated based on the applicable tax law in effect on September 30, 2018 and December 31, 2017, respectively, inclusive of the effects of the Tax Act which was signed into law on December 22, 2017.

(EE)	Reflects additional interest expense as a result of the Debt Facility and the Notes, which were calculated based on the following terms:

	Debt Facility	Notes
Principal Balance	$67.1 million	$60.0 million

Term	4 years	4 years

Interest Rate	7.125% per annum, paid quarterly in cash or as payment-in-kind	1.00% per annum, paid quarterly in cash

Due to allocated discounts, the effective interest rates for the Debt Facility and the Notes were approximately 8.13% and 1.75%, respectively.

(FF)

Reflects additional compensation expense recorded as a result of the execution of employment agreements with certain members of the management team and additional expenses for agreements with external consultants.

(GG)	Reflects the elimination of nonrecurring transaction costs incurred during the nine months ended September 30, 2018 that are directly attributable to the business combination

(HH)	Reflects additional amortization expense as a result of an increase in fair market value of certain intangible assets (in thousands):

	Preliminary fair value	Remaining Useful Life in Years	Year Ended December 31, 2017 Amortization Expense	Nine Months Ended September 30, 2018 Amortization expense
Customer Relationships	$76,000	7.5	$10,133	$7,600
Trade name	3,500	3.0	1,167	875
Developed technology	27,500	4.0	6,875	5,156

Total (pro forma adjustment)	$107,000		$18,175	$13,631

(II)	Reflects incremental stock compensation expense as a result of the exchange of certain Waitr, stock options for options of the post combination company in connection with the business combination.

4.	Earnings per Share

Represents the net earnings per share calculated using the historical weighted average Waitr shares outstanding, and the issuance of additional shares in connection with the business combination, and the acquisition of Bite Squad, assuming the shares were outstanding since January 1, 2017. As the business combination, the acquisition of Bite Squad, and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the business combination and acquisition of Bite Squad have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

	Twelve Months ended December 31, 2017	Nine Months ended September 30, 2018
Pro Forma Basic & Diluted Loss Per Share
Pro Forma Net Income Attributable to Common Shareholders	$(66,423)	$(34,328)
Basic & Diluted Shares Outstanding	64,627,506	64,627,506
Pro Forma Basic & Diluted Loss Per Share	$(1.03)	$(0.53)

Pro Forma Shares Outstanding - Basic & Diluted
LCA Merger Consideration shares		22,831,697
Shares issued to Founders in connection with financing		1,675,000
Common shares held by current LCA shareholders		23,278,841
Bite Squad Merger Consideration shares		10,591,968
Founder shares		6,250,000

Pro Forma Shares Outstanding - Basic & Diluted		64,627,506